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                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section.240.14a-11(c) or Section.240.14a-12

                            THE GORMAN-RUPP COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            ROBERT E. KIRKENDALL, SECRETARY AND ASSISTANT TREASURER
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

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

                            THE GORMAN-RUPP COMPANY

                                MANSFIELD, OHIO

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

     The Annual Meeting of the shareholders of The Gorman-Rupp Company will be held at the Company's Training Center, 270 West 6th Street, Mansfield, Ohio, on Thursday, April 18, 1996 at 10:00 a.m., Eastern Daylight Time, for the purpose of considering and acting upon:

     1. A proposal to fix the number of Directors of the Company at eight and to elect eight Directors to hold office until the next annual meeting of shareholders and until their successors are elected;

     2. A proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent public accountants for the Company during the year ending December 31, 1996;

     3. A shareholder proposal set forth in this Proxy Statement which is opposed by the Board of Directors; and

     4. Such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Holders of Common Shares of record at the close of business on March 1, 1996 are the only shareholders entitled to notice of and to vote at the Meeting.

     PLEASE PROMPTLY EXECUTE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE (WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES), REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.

                                       By Order of the Board of Directors

                                       ROBERT E. KIRKENDALL
                                       Secretary and Assistant Treasurer

March 14, 1996

                                PROXY STATEMENT

                                 MARCH 14, 1996

                     SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished to shareholders of The Gorman-Rupp Company in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of the shareholders to be held at the Company's Training Center, 270 West 6th Street, Mansfield, Ohio, at 10:00 a.m., Eastern Daylight Time, on Thursday, April 18, 1996. Holders of Common Shares of record at the close of business on March 1, 1996 are the only shareholders entitled to notice of and to vote at the Meeting.

     A shareholder, without affecting any vote previously taken, may revoke his proxy by the execution and delivery to the Company of a later proxy with respect to the same shares, or by giving notice to the Company in writing or in open meeting. The presence at the Meeting of the person appointing a proxy does not in and of itself revoke the appointment.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     As of March 1, 1996, the record date for the determination of persons entitled to vote at the Meeting, there were 8,614,059 Common Shares outstanding. Each Common Share is entitled to one vote.

     The mailing address of the principal executive offices of the Company is 305 Bowman Street, Mansfield, Ohio 44903. This Proxy Statement and accompanying proxy are being mailed to shareholders on or about March 14, 1996.

     If notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the holding of the Meeting, that such shareholder desires that the voting for the election of Directors be cumulative, and if announcement of the giving of such notice is made upon the convening of the Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses at such election. Under cumulative voting, a shareholder controls voting power equal to the number of votes which he otherwise would have been entitled to cast multiplied by the number of Directors to be elected. All of such votes may be cast for a single nominee or may be distributed among any two or more nominees as he may desire. If cumulative voting is invoked, and unless contrary instructions are given by a shareholder who signs a proxy, all votes represented by such proxy will be divided evenly among the candidates nominated by the Board of Directors, except that if so voting should for any reason not be effective to elect all of the nominees named in this Proxy Statement, then such votes will be cast so as to maximize the number of the Board of Directors' nominees elected to the Board.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     All Directors will be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that proxies received will be voted in favor of fixing the number of Directors at eight and for the election of the nominees named below. Each of the nominees is presently a Director of the Company. Dr. Lake and Mr. Watson have been selected as nominees at the request of the Rupp family interests. Mr. Jeffrey S. Gorman is the son of Mr. James C. Gorman.

     In the event that any of the nominees should become unavailable, which the Board of Directors does not anticipate, it is intended that the proxies will be voted in favor of fixing the number of Directors at a lesser number or for a substitute nominee or nominees designated by the Board of Directors, in the discretion of the persons appointed as proxy holders. The proxies may be voted cumulatively for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

     Based upon information received from the respective nominees as of February 1, 1996, the following information is furnished with respect to each person nominated for election as a Director.

                                                        SHARES OWNED
                                         DIRECTOR       BENEFICIALLY     PERCENT OF
           NAME, AGE AND               CONTINUOUSLY      AT FEB. 1,      OUTSTANDING
      PRINCIPAL OCCUPATION(1)             SINCE           1996(2)          SHARES
-----------------------------------    ------------     ------------     -----------
James C. Gorman                            1946            694,881(3)        8.07%
  Chairman and
  Chief Executive
  Officer of the Company.
  Age: 71
William A. Calhoun                         1969              3,824              *
  Retired. Formerly Senior Partner;
  Calhoun, Benzin, Kademenous &
  Heichel Co., L.P.A.; Mansfield,
  Ohio (attorneys).
  Age: 81

                                                        SHARES OWNED
                                         DIRECTOR       BENEFICIALLY     PERCENT OF
           NAME, AGE AND               CONTINUOUSLY      AT FEB. 1,      OUTSTANDING
      PRINCIPAL OCCUPATION(1)             SINCE           1996(2)          SHARES
-----------------------------------    ------------     ------------     -----------
Dr. Peter B. Lake                          1975             11,246(4)           *
  President, SRI Quality System
  Registrar, Inc. (Wexford, Penn-
  sylvania). Program Director,
  Steel Industry Supplier Audit
  Process (1991-1992); American
  Iron and Steel Institute
  (Wexford, Pennsylvania).
  Corporate Manager (1985-1991);
  National Steel Corporation
  (Pittsburgh,
  Pennsylvania). Age: 53
Burton Preston                             1975             10,444(5)           *
  President, The Purdy
  Construction Company;
  Mansfield, Ohio.
  Age: 72
John A. Walter                             1989             11,342              *
  President (since 1989) and Chief
  Operating Officer (since 1993) of
  the Company.
  Age: 62
Jeffrey S. Gorman                          1989            378,999(6)        4.40%
  Vice President of the Company;
  General Manager of the Company's
  Mansfield Division.
  Age: 43
James R. Watson                            1989             13,099(7)           *
  Owner of Print's Appeal;
  and Chairman of SARTUS; Mans-
  field, Ohio (Digital Printing and
  Design; Seminars)
  Age: 48

                                                        SHARES OWNED
                                         DIRECTOR       BENEFICIALLY     PERCENT OF
           NAME, AGE AND               CONTINUOUSLY      AT FEB. 1,      OUTSTANDING
      PRINCIPAL OCCUPATION(1)             SINCE           1996(2)          SHARES
-----------------------------------    ------------     ------------     -----------
Thomas E. Hoaglin                          1993(8)           2,250(9)           *
  Chairman and Chief Executive
  Officer, Banc One Ohio
  Corporation (Columbus, Ohio).
  President and Chief Operating
  Officer, Bank One, Texas, N.A.
  (Dallas, Texas).
  Age: 46

---------------

  * Represents less than 1% of the outstanding shares.

(1) Except as otherwise indicated, there has been no change in occupation during the past five years.

(2) Reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if he has or shares voting power or investment power in respect of such security. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with the Commission's reporting requirements. Voting power or investment power with respect to shares reflected in the table are not shared with others except as otherwise indicated.

(3) Includes 174,557 shares owned by Mr. Gorman's wife and 73,810 shares held in a trust of which Mr. Gorman is a co-trustee. Mr. Gorman has a beneficial interest in 54,472 of the shares held in the trust, considers that he shares the voting and investment power with respect to all of the foregoing shares, but otherwise disclaims any beneficial interest therein. The amount shown in the table excludes 799,259 shares beneficially owned by members of Mr. Gorman's immediate family and 230,892 shares held in trusts of which he and members of his family have beneficial interests. (54,472 of these trust shares are the same shares described above.) Mr. Gorman disclaims beneficial ownership of all of the shares referred to in this note (3).

(4) Includes 5,325 shares owned by Mrs. Lake as to which Dr. Lake shares voting and investment power.

(5) Includes 2,587 shares owned by Mrs. Preston; Mr. Preston considers that he shares the voting and investment power with respect to such shares, but otherwise disclaims any beneficial interest therein.

(6) Includes 18,325 shares owned by Mr. Gorman's wife and 69,001 shares owned by his minor children. Mr. Gorman considers that he shares the voting and investment power with respect to all of the foregoing shares, but otherwise disclaims any beneficial interest therein. The amount shown in the table excludes 38,281 shares held in a trust in which Mr. Gorman has a beneficial interest. Mr. Gorman disclaims beneficial ownership of all of the shares referred to in this note (6).

(7) Includes 630 shares owned by Mr. Watson's wife as to which Mr. Watson shares voting and investment power. The amount shown in the table excludes 789 shares owned by Mr. Watson's adult son. Mr. Watson disclaims beneficial ownership of all of the shares referred to in this note (7).

(8) Mr. Hoaglin also served as a Director of the Company from 1986 to 1989.

(9) Includes 900 shares as to which Mrs. Hoaglin shares voting and investment power.

                  BOARD OF DIRECTORS AND DIRECTORS' COMMITTEES

     During 1995, a total of ten regularly scheduled meetings of the Board of Directors and a total of six meetings of all standing Directors' Committees were held. All Directors attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and of the total number of meetings held by the respective committees on which they served except Thomas E. Hoaglin (42%).

     The Board of Directors has four committees: (1) an Audit Committee, whose present members are Peter B. Lake (Chairman), William A. Calhoun and James R. Watson; (2) a Salary Committee, whose present members are Burton Preston (Chairman), Peter B. Lake and Thomas E. Hoaglin; (3) a Pension Committee, whose present members are James R. Watson (Chairman), Peter B. Lake and William A. Calhoun; and (4) a Nominating Committee, whose present members are William A. Calhoun (Chairman), Burton Preston and Thomas E. Hoaglin.

     The Audit Committee held two meetings in 1995. Its principal functions included reviewing the arrangement and scope of the audit, considering comments made by the independent accountants with respect to the need to improve internal controls, considering corrective action taken by management, reviewing internal accounting procedures and controls with the Company's financial and accounting staff, and reviewing non-audit services provided by the independent accountants.

     The Salary Committee held one meeting during 1995. Its principal function was to determine the salaries of the elected officers of the Company, subject to approval by the Board of Directors.

     The Pension Committee held two meetings in 1995. Its principal function was to monitor and assist in the investment of the assets connected with the Company's pension plan.

     The Nominating Committee held one meeting during 1995. Its principal function was to identify, evaluate and recommend individuals for nomination as new members of the Board of Directors.

     The Nominating Committee has adopted procedures by which to consider suggestions from shareholders for Director nominees. Any shareholder wishing to propose a candidate should deliver a typewritten or legible hand written communication to the Company's Corporate Secretary. The submission should provide detailed business and personal biographical data about the candidate, and include a brief analysis explaining why the individual is well-qualified to become a Director nominee. All recommendations will be acknowledged by the Corporate Secretary and promptly referred to the Nominating Committee for evaluation.

     Each of the Directors, excepting any who are also officers, received a fee for each of the Board of Directors meetings attended. The fee was $1,400 for meetings held in the first quarter, and $1,500 for meetings held during the balance of 1995. No fees were paid, however, for attendance at committee meetings.

                      SHAREHOLDINGS BY EXECUTIVE OFFICERS*

                                                         SHARED VOTING
                                       SHARES OWNED           AND
    NAME AND PRINCIPAL POSITION        BENEFICIALLY     INVESTMENT POWER
-----------------------------------    ------------     ----------------
K. Jack Bargahiser                        15,608               -0-
  Vice President,
  Communications
Kenneth E. Dudley                          1,023             1,023
  Treasurer

---------------

     *The table sets forth information received from the executive officers as of February 1, 1996, and all amounts represent less than 1% of the outstanding shares. The shareholdings of Messrs. J. C. Gorman, J. A. Walter and J. S. Gorman are included under the caption "Election of Directors".

     The Company and National City Bank (Cleveland, Ohio), as administrator of the Company's Employee Stock Purchase Plan and as agent of the Company's Dividend Reinvestment Service

(the "Plans"), entered into a Distribution Agreement dated as of September 23, 1994 to establish a procedure to sell certain Common Shares held in the Company's treasury to the Plans. On December 20, 1994, the Securities and Exchange Commission declared effective a registration statement filed by the Company in respect of the Distribution Agreement. The registration statement, among other things, permits the Company for a two-year period (ending December 20, 1996, unless extended) to sell up to 60,000 Common Shares held in its treasury to the Plans at a per share price equal to the average of the high and low sales prices of Common Shares on the American Stock Exchange on the nearest trading date before the date of sale. A number of the executive officers are participants in the Plans. National City Bank acts as the transfer agent and registrar for the Common Shares.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information pertaining to the beneficial ownership of the Company's Common Shares as of February 1, 1996 by James C. Gorman and as of December 31, 1995 by each other person known to the Company to own beneficially more than five percent of the outstanding Common Shares.

                                                                NUMBER       PERCENT OF
                                                               OF SHARES     OUTSTANDING
    NAME AND ADDRESS               TYPE OF OWNERSHIP             OWNED         SHARES
-------------------------------------------------------------- ---------     -----------
James C. Gorman          Sole voting and investment power        446,514         5.19%
  305 Bowman Street      Shared voting and investment power      248,367         2.88%
  Mansfield, Ohio 44903
                                                               ---------     -----------
                         TOTAL                                   694,881         8.07%
Banc One Corporation     As trustee with sole voting power       485,140         5.65%
  100 East Broad Street  As trustee with sole investment power   610,927         7.11%
  Columbus, Ohio         As trustee with shared voting power         -0-           --
  43271-0251             As trustee with shared investment        84,711          .99%
                         power
                                                               ---------     -----------
                         TOTAL                                   695,638(1)(2)     8.10%

                                                                NUMBER       PERCENT OF
                                                               OF SHARES     OUTSTANDING
    NAME AND ADDRESS               TYPE OF OWNERSHIP             OWNED         SHARES
-------------------------------------------------------------- ---------     -----------
Pioneering Management    As investment adviser with sole         679,557         7.91%
  Corporation            voting power
  60 State Street        As investment adviser with sole             -0-           --
  Boston, Massachusetts  investment power
  02114                  As investment adviser with shared           -0-           --
                         voting power
                         As investment adviser with shared       679,557         7.91%
                         investment power
                                                               ---------     -----------
                         TOTAL                                   679,557(1)      7.91%
All Directors and                                              1,152,365(3)     13.43%
  Executive
  Officers as a group
  (12 persons)

---------------

(1) This figure represents the aggregate amount of Common Shares beneficially owned. Of the aggregate amount, however, some shares are subject to sole voting power but shared or no investment power, and some shares are subject to sole investment power but shared or no voting power. Consequently, the sum of this column does not equal the aggregate amount shown.

(2) The Company, the fiduciary of the Company's Individual Profit Sharing Retirement Plan and Bank One Ohio Trust Company, N.A., Mansfield, Ohio (as trustee) entered into a Distribution Agreement dated as of September 21, 1994 to establish a procedure to sell certain Common Shares held in trust to the Plan. On November 22, 1994, the Securities and Exchange Commission declared effective a registration statement filed by the Company on behalf of Bank One Ohio Trust Company, N.A., Mansfield, Ohio (as trustee) in respect of the Distribution Agreement. The registration statement, among other things, permits Bank One Ohio Trust Company, N.A., Mansfield, Ohio (as trustee) for a three-year period (ending November 22, 1997, unless extended) to sell up to 75,000 Common Shares to the Plan at a per share price equal to the average of the mean between the high and low sales prices of the Common Shares on the American Stock Exchange on the nearest trading dates before and after the date of sale.

    Banc One Corporation owns all of the outstanding capital stock of Bank One Ohio Trust Company, N.A., Mansfield, Ohio. Banc One Corporation also owns all of the outstanding capital stock of Bank One Ohio Trust Company, N.A., Columbus, Ohio, the fiduciary of the Plan.

(3) Includes 351,237 shares as to which voting and investment power are shared.

                             EXECUTIVE COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1995, 1994 and 1993 of those persons who were, at December 31, 1995, (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                         --------------------
                                      ANNUAL COMPENSATION(1)(2)            STOCK   LONG-TERM
                                -------------------------------------    OPTIONS/  INCENTIVE      ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY      BONUS     OTHER       SARS     PAYOUTS     COMPENSATION
                                ----    --------    -------    ------    --------- ----------  ---------------
James C. Gorman..............   1995    $160,000    $41,500    $  963       -0-        -0-           -0-
  Chairman and Chief            1994     159,333     43,000       966       -0-        -0-           -0-
  Executive Officer             1993     158,000     41,500       955       -0-        -0-           -0-
John A. Walter...............   1995     153,000     76,500     2,412       -0-        -0-           -0-
  President and Chief           1994     148,000     79,000     2,171       -0-        -0-           -0-
  Operating Officer             1993     142,333     74,000     2,374       -0-        -0-           -0-
Jeffrey S. Gorman............   1995     114,000     58,000     2,677       -0-        -0-           -0-
  Vice President; General       1994     108,333     52,500     1,994       -0-        -0-           -0-
  Manager, Mansfield Division   1993     103,000     47,000     1,992       -0-        -0-           -0-
K. Jack Bargahiser...........   1995     101,333     41,500     2,207       -0-        -0-           -0-
  Vice President,               1994      99,333     43,000     1,901       -0-        -0-           -0-
  Communications                1993      97,333     41,500     1,958       -0-        -0-           -0-
Kenneth E. Dudley............   1995      92,000     26,500     2,090       -0-        -0-           -0-
  Treasurer                     1994      88,333     27,500     1,798       -0-        -0-           -0-
                                1993      83,667     25,500     1,835       -0-        -0-           -0-

---------------

(1) The Company sponsors The Gorman-Rupp Company Individual Profit Sharing Retirement Plan ("401(k) Plan"). Substantially all the employees of the Company, including the executive officers and the employees of Patterson Pump Company (a wholly owned subsidiary), are eligible to participate in the 401(k) Plan. Each participant in the 401(k) Plan may make before-tax contributions to the Plan of up to 10% of compensation, but not in excess of the maximum annual amount permitted by the Internal Revenue Code. The maximum annual amount for 1996 is $9,500. Before-tax contributions made to the 401(k) Plan qualify for deferred tax treatment under Section 401(k) of the Code. The Company makes matching contributions on a monthly basis for each participant who is an employee on the last day of the month equal to 20% of the first 2% of the participant's before-tax contributions made during the month and 10% of the next 4% of the participant's before-tax contributions made during the month. The participant's before-tax contributions and the Company's matching contributions are nonforfeitable, but are subject to special nondiscrimination tests imposed by the Code. If the tests are not satisfied, contributions by or for highly compensated employees are reduced. Each participant (or the beneficiary of a deceased participant) receives the full amount allocated to a participant's account upon any termination of the participant's employment. During 1995, a total of $1,201,026, consisting of both participant before-tax contributions and Company matching contributions, was allocated to participants' accounts under the 401(k) Plan, including an aggregate amount of $44,477 to the accounts of the executive officers which is included in the compensation shown in the table. The amounts allocated during 1995 to the accounts of the executive officers named in the table are as follows: Mr. J. C. Gorman ($4,033); Mr. Walter ($9,221); Mr. J. S. Gorman ($9,240); Mr. Bargahiser
    ($8,633); and Mr. Dudley ($9,240).

(2) The pension plan in which the Company's executive officers participate is a defined benefit plan covering substantially all employees of the Company and Patterson Pump Company; and the amounts of contributions or accruals applicable to the individual participants therein cannot be readily calculated. The aggregate contributions made to such plan for the benefit of the Company's executive officers amount to approximately 4% of the total contributions made on behalf of all participants covered by the plan.

    In general, a participant's monthly benefit under the pension plan is determined by multiplying 1.1% of his final average monthly compensation by the number of his credited years and months of service. A participant's final average monthly compensation is one-twelfth of the average annual compensation of the participant for the last 10 years of the participant's employment with the Company (or Patterson Pump Company) or, if less than 10, for his actual years of such employment. The compensation covered by the pension plan for 1995 is identical to the compensation set forth in the table, except that the plan does not cover Directors' fees or profit-sharing bonuses received by any executive officer, as well as, effective as of November 1, 1994, any compensation in excess of $150,000. However, compensation covered by the pension plan does include any before-tax contributions made by the participant to the 401(k) Plan. The benefit amounts applicable to each individual participant are not subject to any deduction for Social Security benefits or other offset amounts.

    As of November 1, 1995, the executive officers had the following number of credited full years of service under the Company's pension plan: Mr. J.C. Gorman-46; Mr. Walter-35; Mr. J.S. Gorman-17; Mr. Bargahiser-41; and Mr. Dudley-39. As of November 1, 1995, the estimated annual benefits payable at age 65 upon retirement to Messrs. Gorman, Walter, Gorman, Bargahiser and Dudley are $76,010, $48,060, $16,556, $40,904 and $33,187, respectively. Mr.
    J.C. Gorman is age 71 and is active as an officer of the Company. As required by law because he is over age 70 1/2, he receives payments from the pension plan. Those payments totaled $54,918 for a nine-month period in 1995.

                        PENSION AND RETIREMENT BENEFITS

     The following table shows the estimated annual benefits under the Company's pension plan which would have been payable to employees in various compensation classifications upon retirement in 1995 at age 65 after selected periods of service.

FINAL AVERAGE
 ANNUAL PAY
 AT AGE 65*       10 YEARS    20 YEARS    30 YEARS    40 YEARS
-------------     --------    --------    --------    --------
  $  25,000       $  2,750    $  5,500    $  8,250    $ 11,000
     50,000          5,500      11,000      16,500      22,000
     75,000          8,250      16,500      24,750      33,000
    100,000         11,000      22,000      33,000      44,000
    125,000         13,750      27,500      41,250      55,000
    150,000         16,500      33,000      49,500      66,000

---------------

     *Effective as of November 1, 1994, compensation in excess of $150,000 is not taken into account under the pension plan.

               SALARY COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Under the supervision of the Salary Committee of the Board of Directors, the Company has developed compensation policies which seek to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers with those of its shareholders. In addition to these goals, annual base salaries are generally set somewhat below competitive levels so that the Company relies to a large degree on annual incentive compensation to retain corporate officers and other key employees of outstanding abilities and to motivate them to perform to the full extent of their abilities. The incentive compensation is closely tied to corporate, business unit and individual performance in a manner that encourages a long and continuing focus on building profitability and shareholder value.

     Based on evaluation of these factors, the Committee believes that the senior management of the Company is dedicated to achieving improvements in long-term financial performance and that the compensation policies the Committee administers has contributed to achieving this management focus.

     Compensation for each of the Named Officers, as well as other senior executives, consists of a base salary and annual incentive compensation or profit sharing. The base salaries are fixed at levels somewhat below the competitive amounts paid to senior managers with comparable qualifications, experience and responsibilities at other large companies engaged in the same or similar businesses as the Company. The annual incentive compensation is more closely tied to the Company's success in achieving significant financial and non-financial performance goals. The Committee considers the total compensation of each of the Named Officers and the other senior executives in establishing the elements of compensation.

     In the early part of each fiscal year, the Committee reviews with the Chief Executive Officer and approves, with modifications considered appropriate, an annual salary for the Company's senior executives (other than the Chief Executive Officer). Salaries are developed under the ultimate direction of the Chief Executive Officer based upon industry and national surveys and performance judgments as to the past and expected future contributions of the individual senior executives. The Committee independently reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company and its businesses.

     At the beginning of each year, performance objectives for purposes of determining annual profit sharing are established for each business unit based upon operating earnings. At the end of each year, performance against these objectives is determined by an arithmetic calculation. In determining the profit sharing in 1995 for other eligible employees, including the Named Officers, the Committee reviews with the Chief Executive Officer executive management's recommendations based on individual performance. The results of these evaluations are considered by the Salary Committee and the Board of Directors when determining the amounts to be awarded as profit sharing (which appear as "Bonus" in the Summary Compensation Table on page 11).

     In determining the profit sharing for the Chief Executive Officer, in addition to the factors discussed, the Committee considers the extent to which the Chief Executive Officer has implemented a plan allowing for his reduction in the day-to-day operation of the Company's business.

     The Committee believes that its past awards of performance have successfully focused the Company's senior management on building continued profitability and shareholder value.

     The foregoing report has been furnished by members of the Salary Committee.

   /s/   DR. PETER B. LAKE           /s/    BURTON PRESTON            /s/   THOMAS E. HOAGLIN
      Dr. Peter B. Lake                 Burton Preston                   Thomas E. Hoaglin
                                           Chairman

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Shares against the cumulative total return of the American Stock Exchange Market Value Index and a Peer Group Index for the period of five fiscal years commencing January 1, 1991 and ending December 31, 1995. The issuers in the Peer Group Index were selected on a line-of-business basis by reference to SIC Code 3561--Pumps and Pumping Equipment. The Peer Group Index is composed of the following issuers:
BWIP Holdings Inc., Dresser Industries, Inc., Duriron Company Inc., Goulds Pumps Inc., Graco Inc., Haskel International, Inc., Idex Corp., IMO Industries, Inc., Met-Pro Corp., Robbins & Myers Inc., and Roper Industries Inc., in addition to the Company.

                        COMPARISON OF 5-YEAR CUMULATIVE
                                  TOTAL RETURN
                         AMONG THE GORMAN-RUPP COMPANY,
                               AMEX MARKET INDEX
                              AND PEER GROUP INDEX

   MEASUREMENT
     PERIOD          THE       AMEX      PEER
  (FISCAL YEAR     GORMAN-    MARKET    GROUP
    COVERED)       RUPP CO.   INDEX     INDEX
1990                    100       100       100
1991                 141.42    108.15    123.17
1992                 224.93    112.02    124.86
1993                 206.20    134.12    148.34
1994                 218.82    126.41    131.04
1995                 196.29    162.10    168.90

                    - ASSUMES $100 INVESTED ON JAN. 1, 1991
                         - ASSUMES DIVIDEND REINVESTED
                       - FISCAL YEAR ENDING DEC. 31, 1995

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 2)

     A proposal will be presented at the Meeting to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent public accountants for the Company during the year ending December 31, 1996. Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions. Although such ratification is not required by law, the Board of Directors believes that shareholders should be given this opportunity to express their views on the subject. While not binding on the Board of Directors, the failure of the shareholders to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants would be considered by the Directors in determining whether to continue the engagement of Ernst & Young LLP.

     THE DIRECTORS RECOMMEND A VOTE FOR PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                              SHAREHOLDER PROPOSAL
                                (PROPOSAL NO. 3)

     Two of the Company's shareholders (who are husband and wife) have submitted the following Proposal and supporting statement for consideration and vote of the shareholders at the Meeting. The Board of Directors and the Company accept no responsibility for the Proposal or the supporting statement. The names and addresses of the proponents, and the number of Common Shares held by them, will be furnished by the Company to any person, orally or in writing as requested, promptly upon the receipt of any oral or written request therefor. The Board of Directors recommends a vote against the Proposal for the reasons stated following the Proposal and supporting statement.

SHAREHOLDER PROPOSAL AND SUPPORTING STATEMENT

     It is requested that the Board of Directors of The Gorman-Rupp Company ("GRC") adopt the following proposal:

     To assure dedication to the best interests of GRC and to enhance the value of GRC shares by causing GRC executives and top management to be concerned shareholders through the implementation of:

          A reasonable, progressive stock purchase program for management, so that all officers and top managers of GRC will hold at least two and one half (2 1/2) times their annual salary in GRC shares, within five (5) years of the program's inception, also applying to later appointments to the category of officers or top management from date of appointment. This minimum amount to be held throughout employment tenure with GRC.

     The proposal is not designed to cause any hardship to officers or top management and it is left to the board to decide what is "reasonable".

     It is prompted by the realization that the CEO is thoughtfully reducing his active participation. The COO is approaching retirement age. The next COO will probably be Jeffrey Gorman.

     In this situation, should Jeffrey become unable to serve, a selection of someone outside of the founding families would probably be made.

     As a small guarantee that this person's drive and attitude would take equal consideration of shareholders' interest and his or her personal achievement, we feel that person should be a shareholder of some consequence.

     The company's historical progress has been slow but steady. We are comfortable with that, and we believe the proposal will help assure its continuance in that mode.

     This is not a radical proposal. More stringent ones are in effect by companies such as Ford Motor Co., Scott Paper, J.C. Penney and Baxter Int.

     Your consideration of the proposal will be greatly appreciated.

RECOMMENDATION AND STATEMENT OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE PROPOSAL.

     Although the Proposal is unclear regarding its implementation, it attempts to change the Company's basic compensation system so that "all officers and top managers" must divert a percentage of their annual cash salaries into the Company's Common Shares, until stated minimums are reached and maintained. This inflexible approach fails to consider the many differences among each officer's or manager's personal financial and family situation. As a consequence, the Directors believe that the Proposal would place an undue hardship on many officers and managers and may cause some to seek employment outside of the Company.

     (Hypothetically speaking, an officer with annual earnings of $100,000 before taxes, and presumably $500,000 over a five-year period, could be required under the Proposal to spend an average of $50,000 per year, a total of $250,000 over five years, to purchase the Company's Common Shares. In this hypothetical example, an officer's disposable cash, gross earnings reduced by related payroll taxes and the requirements of the Proposal, could be reduced to nearly $7.00 per hour.)

     Contrary to the proponents' assertions, the Company's current compensation policies for top management motivate these individuals to be responsible and accountable for the Company's performance. As stated elsewhere in this Proxy Statement, the annual base salaries of top management are generally set below competitive levels. Therefore, the Company relies to a large degree on annual incentive compensation to retain its key employees, and these individuals are rewarded for results that maximize the shareholders' interests.

     In addition, the Company has long sponsored plans that encourage the ownership of the Company's Common Shares. The Company presently makes the purchase of its Common Shares available (in some cases with Company cash contributions, and in all cases without brokers' fees or commissions) under an Employee Stock Purchase Plan, a 401(k) Plan and a Dividend Reinvestment Plan. The Board of Directors has also for the last year been reviewing various management plans to provide other ways to make Common Shares available to key employees. Currently, all of the Company's officers are shareholders and participate in one or more of the foregoing plans.

VOTE REQUIRED

     The affirmative vote of the holders of at least a majority of the Common Shares entitled to vote at the Meeting is required to approve the Proposal. However, because the Proposal is precatory rather than mandatory, requesting, rather than mandating action, its approval is not binding on the Company. While not binding, the Board of Directors will nevertheless consider the views of the shareholders if the Proposal is approved.

     THE DIRECTORS RECOMMEND A VOTE AGAINST PROPOSAL NO. 3.

                              GENERAL INFORMATION

     The Company's 1995 annual report to shareholders, including financial statements, is being mailed concurrently with this Proxy Statement to all shareholders of the Company.

     The cost of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telecopy by a few officers or regular employees of the Company. No separate compensation will be paid for the solicitation of proxies, although the Company may reimburse brokers and other persons holding Common Shares in their names or in the names of nominees for their expenses in sending proxy material to the beneficial owners of such Common Shares.

     Any proposal by a shareholder intended to be presented at the 1997 annual meeting of shareholders must be received by the Company for inclusion in the proxy statement and form of proxy of the Company relating to such meeting on or before November 15, 1996.

                                 OTHER BUSINESS

     Financial and other reports will be submitted to the Meeting, but it is not intended that any action will be taken in respect thereof. The Board of Directors is not aware of any matters other than those referred to in this Proxy Statement which might be brought before the Meeting for action, but if any such other matters should arise, it is intended that the persons appointed as proxy holders will vote or act thereon in accordance with their own judgment.

     You are urged to date, sign and return your proxy promptly. For your convenience, enclosed is a self-addressed return envelope requiring no postage if mailed in the United States.

                                       By Order of the Board of Directors

                                       ROBERT E. KIRKENDALL
                                       Secretary and Assistant Treasurer

March 14, 1996

                                              THIS PROXY IS SOLICITED ON BEHALF
                                                              OF
                                                    THE BOARD OF DIRECTORS
            THE GORMAN-RUPP COMPANY
            305 Bowman Street - Mansfield, Ohio 44903
            -----------------------------------------

                The undersigned hereby appoints James C. Gorman, Robert E.
            Kirkendall and Jeffrey S. Gorman as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all of The Gorman-Rupp Company Common Shares held of record on March 1, 1996 by the undersigned at the Annual Meeting of the shareholders to be held on April 18, 1996, or at any adjournment thereof, as follows:

            THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR PROPOSAL NO. 1.
            1. ELECTION OF DIRECTORS

                     FOR fixing the number of Directors at
                     8 and electing all nominees listed below                  WITHHOLD AUTHORITY
                     (except as marked to the contrary below)  / /             to vote for all nominees listed below  / /

              Nominees: James C. Gorman, William A. Calhoun, Dr. Peter B. Lake,
                        Burton Preston, John A. Walter, Jeffrey S. Gorman, James
                        R. Watson, Thomas E. Hoaglin

                (INSTRUCTION: To withhold authority to vote for any individual nominee, write his name on line below.)

            --------------------------------------------------------------------

            THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR PROPOSAL NO. 2.
            2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP as independent public accountants

                                       FOR / /      AGAINST / /      ABSTAIN / /

            THE BOARD OF DIRECTORS RECOMMEND A VOTE AGAINST PROPOSAL NO. 3.

            3. APPROVAL OF THE SHAREHOLDER PROPOSAL
                                       FOR / /      AGAINST / /      ABSTAIN / /
                           (To be signed and dated on other side)

                                (Continued from other side)

            4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.
  PROXY
  COMMON    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER
  SHARES    DIRECTED ON THE OTHER SIDE OF THIS CARD BY THE UNDERSIGNED
            SHAREHOLDER; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
            PROPOSALS 1 AND 2, AND AGAINST PROPOSAL 3.

            Please sign exactly as your name appears below. If signing as attorney, executor, administrator, trustee or guardian, please give full title as
                                                     such; and if signing for a
                                                     corporation, please give
                                                     your title. When shares are
                                                     in the names of more than
                                                     one person, each should
                                                     sign.
                                                     Date:________________, 1996

                                                     ---------------------------

                                                     ---------------------------
                                                     Signature of Shareholder(s)








            /  / Please check this box if you
                 plan to attend the Meeting.